EXHIBIT 99.1 - Press release

PRESS RELEASE

For Immediate Release

Date:    October 5, 2005

Contact: Michael DeMarco
         Chief Financial Officer
         (201) 712-0090


          PEOPLES EDUCATIONAL HOLDINGS, INC. AUTHORIZES REPURCHASE PLAN

     (Saddle Brook, NJ) - October 5, 2005 - Peoples Educational Holdings. Inc. (Nasdaq: PEDH) today announced that its Board of Directors has authorized a share repurchase program, permitting the Company to repurchase up to 100,000 shares of its common stock. As of October 3, 2005, the Company had 4.2 million shares outstanding.

     The program authorizes the Company to purchase shares from time to time either in the open market or through private transactions, in accordance with Securities and Exchange Commission requirements. The Company will base its repurchase decisions and their timing on such factors as the stock price, general economic and market conditions and the Company's debt levels. The program does not obligate the Company to purchase any particular amount of stock, and may be suspended or discontinued at any time.

     Brian T. Beckwith, President and Chief Executive Officer, stated "We are pleased to announce that our Board has authorized a share repurchase program. It is a reflection of our Board's confidence in the Company's financial strength and our overall commitment to our shareholders. We believe that the repurchase of our common stock at the current stock price represents an attractive opportunity to benefit the long-term interests of the Company and its shareholders."

ABOUT PEOPLES EDUCATIONAL HOLDINGS, INC.

Peoples Educational Holdings, Inc., is a publisher and marketer of print and electronic supplementary educational materials for the K-12 school market. The Company focuses its efforts in four market areas:

     o Test Preparation and Prescriptive Assessment materials targeted to state-specific standardized tests

     o College Preparation materials for academically rigorous high school programs

     o Instruction materials are standards based, state specific products that focus on challenging concepts required by state standards

     o Professional Development materials are print based products for the training and continuing education of teachers

The Company's proprietary products are supplemental in nature, meaning that they are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company's direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

     Statements in this press release that are not statements of historical or current fact are "forward-looking statements" as defined in Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers,
(2) the impact of competitive products and pricing and other effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company's ability to respond thereto, (5) local and state levels of educational spending,
(6) ability to retain qualified personnel, (7) ability to retain its distribution agreements in the College Preparation market, (8) the sufficiency of the Company's copyright protection, (9) ability to continue to rely on the services of a third party warehouse, and (10) other factors discussed in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company's business and results of operations.

Peoples Publishing Group, Inc., Saddle Brook, NJ
Investor Contact: Michael DeMarco
Press Contact: Michael DeMarco
Phone: 201-712-0090
investorrelations@peoplespublishing.com
---------------------------------------